Exhibit 5.1

Osler, Hoskin & Harcourt LLP 1000 De La Gauchetière Street West Suite 2100 Montréal, Québec, Canada H3B 4W5 514.904.8100 MAIN 514.904.8101 FACSIMILE

Montréal

Toronto

Calgary

Ottawa

Vancouver

New York

September 14, 2023

Neptune Wellness Solutions Inc.

545 Promenade du Centropolis

Suite 100

Laval, Québec

H7T 0A3

Dear Sirs/Mesdames:

Re: Neptune Wellness Solutions Inc. – Registration Statement on Form S-1

We have acted as Canadian counsel to Neptune Wellness Solutions Inc. (the “Corporation”), a corporation organized under the Business Corporations Act (Québec) in connection with the registration of common shares of the Corporation (“Shares”), common share warrants of the Corporation (“Common Warrants”) and common share pre-funded warrants of the Corporation (“Pre-Funded Warrants” and, together with Common Warrants, “Warrants”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”), as amended, including a related prospectus filed with the Registration Statement (the “Prospectus”), filed by the Corporation on July 31, 2023 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of the Shares and the Warrants to be issued pursuant to a placement agency agreement (the “Placement Agency Agreement”) to be entered into between the Corporation and A.G.P./Alliance Global Partners, as exclusive placement agent in connection with the offering.

We have examined the Registration Statement, the Prospectus and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinion hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Corporation.

In reviewing the foregoing documents and in giving this opinion, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies.

We are qualified to practice law in the Province of Québec and this opinion is rendered solely with respect to the Province of Québec and the federal laws of Canada applicable in the Province of Québec.

Where our opinion expressed herein refers to the Shares having been issued as being “fully-paid and non-assessable” common shares of the Corporation, such opinion assumes that all required consideration (in whatever form) has been paid or provided. No opinion is expressed as to the adequacy of any consideration received.

We express no opinion to the extent that, notwithstanding the Corporation’s current reservation of the Shares as of the date hereof, future issuances of securities of the Corporation, including the Shares, and/or antidilution adjustments to outstanding securities of the Corporation, including the Warrants, may cause the Warrants to be exercisable for more common shares of the Corporation than the number that then remain authorized but unissued.

On the basis of the foregoing and the qualifications set forth herein, we are of the opinion that (a) when the Shares shall have been issued and sold pursuant to the terms of the Placement Agency Agreement, and (b) when the Shares shall have been issued and paid for upon exercise of the Warrants in accordance with the terms governing the Warrants, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours very truly,

(signed) Osler, Hoskin & Harcourt LLP

Osler, Hoskin & Harcourt LLP